UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2012

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-33001	77-0154833
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices, with zip code)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the 2012 Annual Meeting of Stockholders of Natus Medical Incorporated (the “Company”) held on June 8, 2012, the Company’s stockholders, upon recommendation of the Company’s Board of Directors, approved an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to eliminate the required supermajority vote of the Company’s stockholders to approve certain amendments to the Company’s Restated Certificate and to replace such supermajority vote with a majority vote of the Company’s stockholders instead. The Amendment is described in more detail as Proposal No. 4 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2012. On September 12, 2012, the Company filed a Certificate of Amendment of the Restated Certificate of the Company with the Delaware Secretary of State to effect the Amendment, which became effective on September 12, 2012.

The foregoing description of the Certificate does not purport to be complete and is qualified in its entirety by reference to the Certificate attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on September 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED (Registrant)

By:	/s/ Steven J. Murphy
Steven J. Murphy Vice President Finance and Chief Financial Officer

Dated: September 13, 2012

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on September 12, 2012.